Exhibit (j)(1)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Investment Advisory and Other Services - Independent Auditors" and "Financial Statements" and to the use of our reports dated November 2, 2001 on The Gabelli Small Cap Growth Fund and The Gabelli Equity Income Fund in this Registration Statement (Form N-1A No. 811-06367) of The Gabelli Equity Series Funds, Inc.


ERNST & YOUND LLP

ERNST & YOUNG LLP

New York, New York
January 25, 2002